EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No 1 to the Registration Statement on Form S-8 (No. 33383724) of Novo Nordisk A/S of our report dated June 30, 2008, appearing in the Annual Report of Novo Nordisk, Inc. 401(k) Savings Plan on Form 11-K for the year ended December 31, 2007.

/s/ Amper Politziner & Mattia, LLP (formerly Amper, Politziner & Mattia, P.C.)

November 5, 2008
Bridgewater, New Jersey